Exhibit 99.1

Iron Age Corporation and Iron Age Holdings Corporation Report Waiver Under Loan and Security Agreement.

Pittsburgh, PA June 27, 2003 – Iron Age Corporation, a specialty distributor of work and safety footwear, and its parent company, Iron Age Holdings Corporation (collectively the “Company”), reported a new waiver under its existing Loan and Security Agreement.

The Company was not in compliance with the financial covenants under the Company’s $50 million Loan and Security Agreement (the “Bank Credit Facility”), including the Senior Debt Ratio and Fixed Charge Coverage Ratio (as defined in the Bank Credit Facility) for the first quarter ended April 26, 2003. As a result, during the first quarter, the Company requested that the senior lenders to the Bank Credit Facility amend the financial covenants for the first quarter and every other quarter of the year ending January 31, 2004 to a level that considering the Company’s current operations and forecasts would make it probable that the Company would be in compliance with its Bank Credit Facility. On May 12, 2003, the Company and the senior lenders under the Bank Credit Facility entered into the First Amendment to Loan and Security Agreement and Limited Waiver (the “First Amendment”) to the Bank Credit Facility that allowed Holdings to continue to operate under the of the Bank Credit Facility through June 26, 2003. On June 26, 2003, the Company and the senior lenders under the Bank Credit Facility agreed to an additional waiver allowing the Company to continue to operate under the Bank Credit Facility through October 31, 2003, subject to certain conditions. These conditions include providing the senior lenders under the Bank Credit Facility, by August 25, 2003, with binding agreements and commitments regarding a series of transactions to reduce indebtedness and improve the financial condition of the Company, including the exchange of the outstanding Senior Subordinated Notes and Discount Notes for new securities and replacing the Bank Credit Facility with new senior indebtedness. If such binding agreements are not submitted to the senior lenders under the Bank Credit Facility by August 25, 2003 or the senior lenders under the Bank Credit Facility do not reasonably approve the terms of the transactions described in the documents, the Company has seven business days to provide the senior lenders under the Bank Credit Facility with a debt restructuring plan for their approval. If such restructuring plan is not approved by the senior lenders under the Bank Credit Facility, the waiver shall expire. Should the Company not be able to fulfill the conditions of the waiver or not be able to reach an agreement on an additional amendment to the Bank Credit Facility prior to the expiration of the waiver or not be able to obtain an additional waiver, the Company would be in default under the Bank Credit Facility and such default would also constitute an event of default under the terms of the Senior Subordinated Notes and the Discount Notes, which would have a material adverse impact on the Company, its reported financial position and results of its operations. The Company’s ability to continue as a going concern is largely dependent on its ability to maintain its existing financing arrangements to operate the business.

Certain matters within this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Iron Age Corporation or Iron Age Holdings Corporation to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained and investors are cautioned not to place undue reliance on any forward looking statements. These risks are detailed from time to time in Iron Age Corporation’s and Iron Age Holdings Corporation’s filings with the Securities and Exchange Commission.